SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 30, 2007

Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)
(508) 357-2221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
See the disclosure under Item 2.03 below, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 30, 2007, Evergreen Solar, Inc. (the “Company”) entered into a Guarantee and Undertaking (the “Guarantee”) in connection with EverQ GmbH (“EverQ”), the Company’s joint venture with Q-Cells AG and Renewable Energy Corporation ASA, entering into a syndicated loan agreement (the “Loan Agreement”) with a syndicate of lenders led by Deutsche Bank AG (“Deutsche Bank”). The Loan Agreement provides EverQ with aggregate borrowing availability of up to EUR 142,000,000. Pursuant to the Guarantee, the Company has agreed to guarantee up to EUR 30,000,000 of EverQ’s repayment obligations under the Loan Agreement. In the event of a default by EverQ which has not been sufficiently cured within the required time frames by EverQ, Q-Cells, REC or the Company, the Company has further agreed pursuant to an Addendum (the “Addendum”) to the Amended and Restated License and Technology Transfer Agreement (the “License Agreement”) between the Company and EverQ to assign all of EverQ’s rights and obligations under the License Agreement to any person named by Deutsche Bank that has acquired and is continuing EverQ’s business. The foregoing description of the Guarantee and the Addendum are qualified in their entirety by reference to the Guarantee and the Addendum, copies of which are attached hereto as exhibits 10.1 and 10.2.
ITEM 9.01 Financial Statement and Exhibits
(d) Exhibits

10.1	Guarantee and Undertaking of Evergreen Solar, Inc., dated April 30, 2007.

10.2	Addendum to the Amended and Restated License and Technology Transfer Agreement., dated
April 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: May 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Guarantee and Undertaking of Evergreen Solar, Inc., dated April 30, 2007.

10.2	Addendum to the Amended and Restated License and Technology Transfer Agreement., dated
April 30, 2007.